UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

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XOMA CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (510) 204-7200

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on September 2, 2016, and as anticipated, on September 13, 2016, XOMA Corporation (“XOMA”) received formal notice from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (“NASDAQ”) that XOMA’s securities were subject to delisting, based upon its non-compliance with the minimum bid price requirement set forth in NASDAQ Listing Rule 5450(a)(1) (the “Rule”).

As disclosed in the Current Report on Form 8-K filed with the SEC on September 2, 2016, XOMA will request an appeal hearing before the NASDAQ Hearing Panel (the “Panel”), at which XOMA will present its plan to effect a reverse split of its issued and outstanding shares of common stock in order to regain compliance with the Rule. This plan is further detailed in the definitive proxy statement filed by XOMA with the SEC on September 12, 2016. If necessary, XOMA will also request from the Panel an extension of time in which to evidence compliance with the Rule. While XOMA believes that this plan will be successful, there can be no guarantee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2016	XOMA CORPORATION

	By:	/s/ Denis J. Quinlan
Denis J. Quinlan
Sr. Corporate Counsel & Corporate Secretary